Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$2,978,040
Unrealized Gain (Loss) on Market Value of Futures	(4,080,520)
Interest Income	6,794
ETF Transaction Fees	2,000
Total Income (Loss)	$(1,093,686)

Expenses
Investment Advisory Fee	$78,963
Tax Reporting Fees	55,800
Legal fees	15,205
Audit fees	12,400
SEC & FINRA Registration Expense	4,483
NYMEX License Fee	3,012
Brokerage Commissions	2,508
Non-interested Directors' Fees and Expenses	607
Prepaid Insurance Expense	433
Total Expenses	$173,411
Net Gain (Loss)	$(1,267,097)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/09	$151,027,944
Additions (400,000 Units)	15,762,462
Net Gain (Loss)	(1,267,097)

Net Asset Value End of Period	$165,523,309
Net Asset Value Per Unit (4,100,000 Units)	$40.37

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502